SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        Date of report:  April 7, 1997


                            US Airways Group, Inc.
                       (Commission file number: 1-8444)

                                     and

                               US Airways, Inc.
                       (Commission file number: 1-8442)
        (Exact names of registrants as specified in their charters)

            Delaware               US Airways Group, Inc.    54-1194634
    (State of Incorporation        US Airways, Inc.          53-0218143
      of both registrants)         (I.R.S. Employer Identification Nos.)


                            US Airways Group, Inc.
                   2345 Crystal Drive, Arlington, VA  22227
                  (Address of principal, executive offices)
                                (703) 872-5306
                       (Registrant's telephone number)


                               US Airways, Inc.
                   2345 Crystal Drive, Arlington, VA  22227
                  (Address of principal, executive offices)
                                (703) 872-5306
                       (Registrant's telephone number)




          Item 5.  Other Events

               US Airways Group, Inc. ("US Airways Group") recently exercised its right to commence a procedure to value Shuttle, Inc. ("Shuttle"), the owner of the US Airways Shuttle, in accordance with standards set forth in the agreement between US Airways Group, lenders to the shuttle and stockholders of the Shuttle. Following the establishment of such value, US Airways Group has an option to purchase the Shuttle at the established value. If US Airways Group declines to purchase the Shuttle, US Airways Group will continue to have a right of first refusal with respect to a purchase of the stock or assets of the Shuttle. Initiation of the valuation procedure does not represent a commitment by US Airways Group to purchase the Shuttle and there can be no assurance that any such purchase will occur. Any decision by US Airways Group to purchase the Shuttle either through the valuation procedure or the right of first refusal will be made based on price and related business considerations.



                                  SIGNATURES

               Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                                        US Airways Group, Inc.

          Date: April 7, 1997     By:  /s/ Lawrence M. Nagin
                                       -----------------------------
                                            Lawrence M. Nagin
                                        Executive Vice President,
                                       Corporate Affairs & General
                                                 Counsel



                                          US Airways, Inc.

          Date: April 7, 1997     By:  /s/ Lawrence M. Nagin
                                       -----------------------------
                                            Lawrence M. Nagin
                                        Executive Vice President,
                                       Corporate Affairs & General
                                                 Counsel